                                                                  EXHIBIT 10.7

             INTERCOMPANY ADMINISTRATIVE SUPPORT SERVICES AGREEMENT


         This INTERCOMPANY ADMINISTRATIVE SUPPORT SERVICES AGREEMENT ("Agreement") is made this 3rd day of July, 1996, by and between STORED VALUE SYSTEMS, INC., 101 Bullitt Lane, Suite 305, Louisville, Kentucky 40222, ("SVS") and NATIONAL PROCESSING COMPANY, 1231 Durrett Lane, Louisville, Kentucky 40285 ("NPC").

         WHEREAS, SVS and NPC are both currently wholly-owned subsidiaries of National City Corporation, and NPC is currently considering an initial public offering of common shares; and

         WHEREAS, SVS, previously a division of NPC and now a separate legal entity, wishes to continue to receive certain administrative support services from NPC; and

         WHEREAS, NPC is willing to provide certain administrative support services to SVS pursuant to the terms and conditions of this Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and agreements set forth herein, the parties hereto agree as follows:

          1. ADMINISTRATIVE SUPPORT SERVICES. NPC shall provide to SVS, in accordance with the terms and conditions of this Agreement, certain administrative support services ("Services"). The Services provided as of the execution of this Agreement shall include without limitation human resources (including recruiting), mail and delivery, purchasing (including furniture, equipment and office supplies), facilities (including lease administration), accounting services (including journal entry preparation and keying, general ledger maintenance with account analysis, accounts payable processing with settlement, and billing support with receivables aging), and call and data center operations, as reflected on Schedule A-1 attached hereto. From time to time, SVS may request and NPC may provide, in its sole discretion, administrative support services in addition to those set forth in Schedule A-1 ("Additional Services"). Such Additional Services shall be reflected on additional consecutively numbered Schedules (beginning with Schedule A-2) executed by both parties hereto, which Schedules shall set forth the fees to be paid by SVS for the Additional Services. The terms of this Agreement shall govern all such additional Schedules. NPC shall use good faith efforts to provide the Services and any Additional Services in a good, workmanlike and professional manner.

          2. FEES. SVS shall pay NPC the fees set forth on the Schedules. Such fees shall be determined by NPC and shall be based upon a mutually agreeable hourly rate or cost plus calculation, for the Services and Additional Services. NPC may increase its fees upon renewal with ninety (90) days written notice to SVS. SVS shall pay fees to NPC in accordance with the attached Schedules on a quarterly basis, in arrears, commencing on September 30, 1996, and at the end of each subsequent fiscal quarter for as long as this Agreement remains in effect. Any amounts not paid within thirty (30) days of the date of an invoice from NPC shall incur late fees of one and one-half percent (1-1/2%) per month.

          3. TERMINATION. This Agreement shall continue in effect until terminated by either party upon ninety (90) days written notice to the other party. If either party shall default in the performance of any of its obligations under this Agreement and shall fail or refuse to remedy such default to the reasonable satisfaction of the other party within ten (10) calendar days after receipt of written notice, the non-breaching party may terminate this Agreement upon an additional ten (10) days written notice. If any party shall become insolvent, be placed in receivership, make an assignment for the benefit of creditors or seek relief or have a petition filed against it under federal bankruptcy law, the other party may terminate this Agreement immediately upon written notice. All duties and obligations regarding confidential information under this Agreement shall survive any termination hereof.

          4. INDEMNIFICATION. Either party shall hold harmless and indemnify the other party from and against any claims or liabilities which may arise in connection with the Services and/or Additional Services, unless such claims or liabilities arise directly out of the gross negligence or willful misconduct of the indemnified party.

          5. RELATIONSHIP. Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. Both parties are independent contractors and neither party is to be considered the agent or legal representative of the other for any purpose whatsoever.

          6. CONFIDENTIALITY. Neither party shall disclose the terms of this Agreement, including without limitation pricing, directly or indirectly to any third-party for any reason, except to the extent that disclosure is required by applicable law or agreed to by the parties.

          7. EXCUSABLE DELAY OR FAILURE IN PERFORMANCE. No party to this Agreement shall be liable for failure to perform any of its obligations under this Agreement during any time such party is unable to perform due to any act of God, sabotage, military operation, national emergency, civil commotion, labor disturbance, utility or computer failure, or the order, requisition, request or recommendation of any government agency or acting government authority, or any party's compliance therewith, or government proration, regulation, or priority, or any change in laws or regulations which prevent any party from providing services required by this Agreement, or any other cause beyond any party's reasonable control whether similar or dissimilar to the foregoing causes. This paragraph does not apply to the amounts owed or owing to any party on or before the date of the occurrence of any force majeure.

          8. Notices. Any notice permitted or required by this Agreement shall be deemed given when sent by personal service, by certified or registered mail, return receipt requested, postage prepaid, or by overnight delivery by a nationally recognized courier and addressed as follows: if to NPC, to Richard Alston, Executive Vice President, at the address shown in the first paragraph of this Agreement and, if to SVS, to Delroy Hayunga, President and CEO, at the address shown in the first paragraph of this Agreement. Actual receipt of notice or other communication shall overcome any deficiency in manner of delivery thereof.

         9. Miscellaneous. This Agreement shall be governed by the laws of the Commonwealth of Kentucky, without giving effect to the conflict of laws provisions thereof. Any legal action with respect to this Agreement shall be brought in the courts of the Commonwealth of Kentucky or in the United States District Court for the Western District of Kentucky and the parties hereby consent to the exclusive jurisdiction of such courts for the purpose of any such legal action. This Agreement constitutes the entire agreement, and supersedes all prior agreements, between the parties with respect to the subject matter hereof and any modification hereof must be in a writing signed by both parties. Any provision of this Agreement that is found by a court of competent jurisdiction to violate applicable law shall be limited or nullified only to the extent necessary to bring the Agreement within the requirements of such law. This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto. If either party institutes a legal action to enforce any provision of this Agreement or otherwise in connection with this Agreement, the prevailing party shall be entitled to recover from the other its reasonable attorney fees and costs in connection with such proceeding. This Agreement may be executed in counterparts and each such counterpart shall be deemed an original hereof.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and each of the undersigned hereby warrants and represents that he or she has been and is, on the date of this Agreement, duly authorized by all necessary and appropriate action to execute this Agreement.


STORED VALUE SYSTEMS, INC.          NATIONAL PROCESSING COMPANY


By: /s/ Delroy R. Hayunga           By: /s/ Richard Alston
    ------------------------------      --------------------------------
Name: Delroy R. Hayunga             Name: Richard Alston
      ----------------------------        ------------------------------
Title: President & CEO              Title: Executive Vice President
       ---------------------------         -----------------------------